UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	MNI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to The McClatchy Company 2012 Omnibus Incentive Plan, as Amended and Restated

As described in Item 5.07 of this Current Report on Form 8-K, on May 16, 2019, at the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), the shareholders of The McClatchy Company (the “Company”) approved the amendment (the “Amendment”) to The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated (the “2012 Incentive Plan”) to increase the number of shares of the Company’s Class A Common Stock reserved for issuance under the 2012 Incentive Plan by 750,000 shares. The Board of Directors of the Company (the “Board”) adopted the Amendment on March 20, 2019, subject to approval by the shareholders at the 2019 Annual Meeting.

The following description of certain terms of the 2012 Incentive Plan, as amended by the Amendment (collectively, the “Amended 2012 Incentive Plan”) is qualified in all respects by the terms of the Amended 2012 Incentive Plan, which is incorporated herein by reference.

Amendment Date; Term. The Amended 2012 Incentive Plan became effective on May 16, 2019 as of the Board’s adoption of the Amendment, subject to the approval of the shareholders at the 2019 Annual Meeting. The Amended 2012 Incentive Plan will terminate automatically on January 23, 2022, ten years after its original effective date, unless terminated sooner in accordance with the terms of the Amended 2012 Incentive Plan or extended with shareholder approval.

Eligibility. All of the Company’s employees and the employees of the Company’s subsidiaries and affiliates are eligible to receive awards under the Amended 2012 Incentive Plan. In addition, the Company’s non-employee directors and certain consultants and advisors to the Company and its affiliates may receive awards under the Amended 2012 Incentive Plan, other than incentive stock options.

Awards. The following type of awards may be made under the Amended 2012 Incentive Plan, subject to limitations set forth in the Amended 2012 Incentive Plan:

•	Stock options, which may be either incentive stock options or non-qualified stock options;

•	Stock appreciation rights;

•	Restricted stock;

•	Restricted stock units (and deferred stock units);

•	Unrestricted stock;

•	Dividend equivalent rights;

•	Performance shares or other performance-based awards; and

•	Cash incentive awards.

Shares Available for Issuance. An additional 750,000 shares of the Company’s Class A Common Stock were reserved for issuance under the Amended 2012 Incentive Plan. The maximum number of shares of the Company’s Class A Common Stock that may be issued under the Amended 2012 Incentive Plan, consisting of authorized but unissued shares or issued shares that have been reacquired by the Company, will be equal to the sum of (i) 1,750,000 shares of the Company’s Class A Common Stock (which includes the original share pool of 500,000 shares, plus the 500,000 share pool added as of March 23, 2017, plus the new share pool of 750,000 shares), plus (ii) the number of shares of the Company’s Class A Common Stock available for future awards under the prior plan as of May 16, 2012, plus (iii) the number of shares of the Company’s Class A Common Stock related to awards outstanding under the prior plan as of May 16, 2012 that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of the Company’s Class A Common Stock. The maximum number of shares of the Company’s Class A Common Stock available for issuance pursuant to incentive stock options granted under the Amended 2012 Incentive Plan will be the same as the number of shares of the Company’s Class A Common Stock available for issuance under the Amended 2012 Incentive Plan.

Shares of the Company’s Class A Common Stock that are subject to awards will be counted against the Amended 2012 Incentive Plan’s share limit as of the date of grant as one share for every one share subject to the award. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of the Company’s Class A Common Stock or are settled in cash in lieu of shares of the Company’s Class A Common Stock, the shares subject to such awards will again be available for purposes of the Amended 2012 Incentive Plan. However, the number of shares of the Company’s Class A Common Stock available for issuance under the Amended 2012 Incentive Plan will not be increased by the number of shares of common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) deducted or delivered from payment of an award payment in connection with the Company’s tax withholding obligations, (iii) purchased by the Company with proceeds from option exercises, or (iv) not issued upon the net settlement or net exercise of a stock-settled stock appreciation right.

The maximum number of shares of the Company’s Class A Common Stock subject to options or stock appreciation rights that may be granted under the Amended 2012 Incentive Plan to any person in a calendar year is 150,000 shares. The maximum number of shares subject to awards other than options or stock appreciation rights that may be granted under the Amended 2012 Incentive Plan to any person in a calendar year is 150,000 shares. The maximum amount that may be paid for a single cash-settled performance-based award for any performance period is $5 million.

The number and kinds of shares of common stock for which awards may be made under the Amended 2012 Incentive Plan, including the limits described above, and the number of shares and exercise prices of outstanding awards will be adjusted proportionately and accordingly by the Compensation Committee if the number of outstanding shares of the Company’s Class A Common Stock is increased or decreased or the shares of the Company’s Class A Common Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

This summary of the Amended 2012 Incentive Plan is subject to and is qualified in its entirety by reference to the full text of the Amended 2012 Incentive Plan, which is set forth in Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 5, 2019 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The virtual 2019 Annual Meeting was held on May 16, 2019. As of the applicable record date of March 21, 2019, there were outstanding 5,460,617 shares of Class A Common Stock and 2,428,191 shares of Class B Common Stock. Shares representing 79.73% of the voting power of the Company were represented at the 2019 Annual Meeting. At the 2019 Annual Meeting, the shareholders: (i) elected the Company’s Class A and Class B directors for the ensuing year; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2019; (iii) approved the Amendment; and (iv) did not pass the shareholder proposal to implement a majority vote in the Company’s governance documents.

The voting results were as follows:

1.	Election of Directors

	FOR	WITHHELD	BROKER NON-VOTES

Class A Common Stock

Elizabeth Ballantine	2,023,174	502,676	1,490,265
Anjali Joshi	1,997,723	528,127	1,490,265
Maria Thomas	2,023,223	502,627	1,490,265

Class B Common Stock

Leroy Barnes, Jr.	2,273,681	0	—
Molly Maloney Evangelisti	2,273,681	0	—
Craig I. Forman	2,273,681	0	—
Brown McClatchy Maloney	2,273,681	0	—
Kevin S. McClatchy	2,273,681	0	—
William B. McClatchy	2,273,681	0	—
Theodore R. Mitchell	2,273,681	0	—
Clyde W. Ostler	2,273,681	0	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of Deloitte & Touche LLP as independent auditors for fiscal year 2019	2,603,313	71,337	642	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of the Amendment to The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated	2,367,351	158,126	789

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4. Shareholder proposal to implement a majority voting standard in the Company’s governance documents	47,870	2,364,938	113,458

Item 8.01.	Other Events

On May 16, 2019, the Company issued a press release announcing the sale and leaseback of its Kansas City Star headquarters in Kansas City, Missouri for total gross proceeds of $30.1 million and immediately leased back for 15 years with initial annual lease payment s of $2.8 million. In addition, the Company intends to use approximately $32 million of net proceeds from real property sales to complete a partial redemption of its 2026 Notes at part in accordance with its 2026 Notes Indenture.

A copy of the Company's press release regarding the matters described in Items 5.07 and 8.01 above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	The McClatchy Company 2012 Omnibus Incentive Plan (as amended and restated March 23, 2017 and further amended May 16, 2019) (Incorporated by reference from Appendix A of The McClatchy Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 5, 2019).

Exhibit 99.1	Press release dated May 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 17, 2019	The McClatchy Company

/s/ Billie S. McConkey
	By:	Billie S. McConkey
Vice President, People, General Counsel and Corporate Secretary